SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

PILGRIM’S PRIDE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[PILGRIM’S PRIDE LOGO]

PILGRIM’S PRIDE CORPORATION EXPECTS TO HOLD SPECIAL MEETING

OF STOCKHOLDERS IN LATE OCTOBER OR EARLY NOVEMBER 2003

Stockholders to Vote on Proposals to Combine Class A and Class B Common Stock into a Single Class of Common Stock and to Issue New Shares in Connection with Acquisition of ConAgra Foods’ Chicken Division

Pittsburg, TX, August 28, 2003 – Pilgrim’s Pride Corporation (NYSE: CHX, CHX.a) today announced that it expects to hold its special meeting of stockholders in late October or early November 2003. The purpose of the special meeting is to allow Pilgrim’s Pride stockholders to vote on proposals to issue shares of Pilgrim’s Pride common stock to ConAgra in connection with its acquisition of ConAgra’s chicken division and to combine its class A and class B common stock into a single class of common stock. The company previously announced that it anticipated a meeting date of September 26th provided the Securities and Exchange Commission (“SEC”) did not elect to review the company’s preliminary proxy statement filed last week. The SEC has informed the company that it intends to review the proxy statement and therefore the special meeting will be scheduled to permit their review. As part of this review, the SEC will be reviewing the disclosures in the proxy statement, but not the substance of the underlying transactions.

As previously announced, the New York Stock Exchange has already approved the Company’s proposed plan for combining the two classes of common stock into a single security Additionally, Lonnie “Bo” Pilgrim, the company’s chairman, and his son Lonnie Ken Pilgrim, a director of the company, collectively own or control over 62% of both the class A and class B common stock and will vote in favor of both proposals, thus ensuring their approval at the special meeting.

The Company will announce the specific date on which the special meeting will be held at a later date, along with the resulting dates by which the new common stock (which will be traded under the symbol: PPC) will begin trading on the New York Stock Exchange and the acquisition of ConAgra Foods’ chicken division will be finalized.

About Pilgrim’s Pride

Pilgrim’s Pride Corporation is the second-largest poultry producer in the United States – the third-largest in chicken and fifth-largest in turkey – and the second largest chicken company in Mexico. Pilgrim’s Pride employs more than 24,500 persons and operates processing and further processing plants, distribution centers, hatcheries and feed mills in Texas, Arkansas, Arizona, North Carolina, Pennsylvania, Virginia and West Virginia and in Mexico.

Pilgrim’s Pride products are sold to foodservice, retail and frozen entree customers. The Company’s primary distribution is through retailers and restaurants throughout the United States and in the Northern and Central regions of Mexico and to the foodservice industry nationwide in both countries. For more information, please visit www.pilgrimspride.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. For example, factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; disease outbreaks affecting the production performance and/or marketability of the Company’s poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations, as well as competitive factors and pricing pressures; inability to effectively integrate ConAgra’s chicken business or realize the associated cost savings and operating synergies currently anticipated; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Important Legal Information

Investors and security holders are urged to read the proxy statement regarding the proposed transactions when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by Pilgrim’s Pride Corporation and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Pilgrim’s Pride Corporation, at the SEC’s web site at www.sec.gov. The proxy statement, and other related documents filed with the SEC by Pilgrim’s Pride Corporation, may also be obtained for free by directing a request to Pilgrim’s Pride Corporation at 110 South Texas, Pittsburg, Texas, 75686. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Pilgrim’s Pride Corporation stockholders to approve the transaction at the following address: 110 South Texas, Pittsburg, Texas, 75686.

Contact:

Richard A. Cogdill

Chief Financial Officer

540/896-0406